Exhibit 10.3

AMENDMENT AND ACKNOWLEDGEMENT

WHEREAS, Phillip L. Spector (the “Executive”) has entered into an employment agreement with Intelsat Holdings, Ltd. (the “Company”) Intelsat, Ltd., dated as of January 31, 2005, as amended June 21, 2005 (the “Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree to amend the Employment Agreement, effective as of March 8, 2006, as follows (the “Amendment”):

1. Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

2. Base Salary. The following sentence is hereby added to the end of Section 2.1(a) of the Employment Agreement: Effective as of the beginning of the pay period for which the Company made payments on March 10, 2006, Base Salary shall be increased by 4.22% to be $469,000.

3. Perquisites. Section 2.4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“During the Employment Period, the Executive shall be entitled to an annual car/club/financial planning allowance of up to twenty-thousand dollars ($20,000), subject to such documentation of expenditures as the Company may reasonably require.”

4. Vacation. The last sentence of Section 2.2 of the Employment Agreement is hereby deleted and replaced with the following:

“During the Employment Period, the Executive shall be entitled to 25 days vacation time annually, and with vacation accruals consistent with the Company’s policies at such time as applied to similarly situated executives of the Company generally up to a maximum of 60 days.”

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

6. Successor. This Amendment shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

7. Miscellaneous.

(a) This Amendment shall not be construed so as to grant the Executive any right to remain in the employ of the Company or any Subsidiary.

This Amendment may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT HOLDINGS, LTD.

/s/ Conny Kullman
Name:	Conny Kullman
Title:	Chairman and Director

INTELSAT, LTD.

/s/ Conny Kullman
Name:	Conny Kullman
Title:	Chairman and Director

ACCEPTED:

The undersigned hereby acknowledges having read this Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

/s/ Phillip L. Spector
Executive